Exhibit 10.10

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

EXECUTION COPY

CO-VENTURE AGREEMENT

This Co-Venture Agreement (the “Agreement”) is entered into this 16th day of January, 2015 (the “Effective Date”), by and between VirTra Systems, Inc., a Texas corporation (“VirTra”), and Modern Round, L.L.C., a Nevada limited liability company and its Affiliates (“Modern Round”). VirTra and Modern Round may be referred to herein individually as a “Party,” and collectively as the “Parties.”

WHEREAS, Modern Round is in the development stage of creating an entertainment concept, uniquely centered around a compelling indoor simulated shooting entertainment experience with a restaurant/bar which is modeled after the successful TopGolf style (the “Concept”); and

WHEREAS, VirTra owns or otherwise controls rights to certain software and related technology relating to firearms simulation training; and

WHEREAS, the Parties desire for VirTra to license or sell the VirTra Technology (as defined below) to Modern Round to assist with the further development of the Concept; and

WHEREAS, the Parties wish to formalize an arrangement whereby VirTra and Modern Round will collaborate on developing and operating the Concept.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions.

1.1. “AAA” shall have the meaning assigned to it in Section 11.6(b).

1.2. “Affiliate(s)” means (i) with respect to any specified Person, any other Person(s) that directly, or indirectly through one or more intermediaries or other affiliated Person(s), controls, is controlled by or is under common control with such specified Person(s), with the terms “control” and “controlled” meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise, and (ii) with respect to any individual Person, any legal or common law spouse or cohabitant of that Person.

1.3. “Commercialization” means any and all marketing activities related to enhancing the commercial success of the Concept at any Location. When used as a verb, “Commercialize” will mean to engage in Commercialization.

1.4. “Confidential Information” means, with respect to each Party, non-public proprietary data or information that belongs in whole or in part to such Party or its Affiliates and/or information designated as Confidential Information of such Party hereunder, in all cases that, if disclosed in writing, is marked with the words “Confidential,” “Proprietary” or words of similar import, and if disclosed orally or visually, is described in reasonable detail in a written notice (including email communication) sent by the Disclosing Party to the Receiving Party within thirty (30) days of the oral or visual disclosure requesting that such information be treated as Confidential Information hereunder.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

1.5. “Collaboration Activities” means activities that the Parties have described in a Development Plan and which the Parties shall pursue in connection with development and testing leading to the Commercialization of the Concept.

1.6. “Commercial Milestone” shall have the meaning assigned to it in Section 4.3.

1.7. “Concept” shall have the meaning assigned to it in the first recital.

1.8. “Customer” means an individual who visits a Location to use the Integrated Software.

1.9. “Customizations” means those modifications to the VirTra Software carried out by VirTra as described as such in a Development Plan, and including all associated Documentation and Updates.

1.10. “Development Budget” shall have the meaning assigned to it in Section 2.3.

1.11. “Development Expense” shall have the meaning assigned to it in Section 2.3.

1.12. “Development Plan” shall have the meaning assigned to it in Section 2.1.

1.13. “Disclosing Party” shall have the meaning assigned to it in Section 7.1.

1.14. “Documentation” means all written or electronic documentation reasonably sufficient to explain the characteristics and functionality of the VirTra Software, Customizations, Integrated Software and Scenarios, and shall include without limitation all such documentation called for in any Development Plan.

1.15. “Equipment” shall mean equipment used to operate the Concept at a Location, including projectors, cameras, computers, screens, simulated weapons, and other equipment offered for sale by VirTra or by VirTra’s vendors from time to time as described in Section 4.5.

1.16. “Existing Scenarios” shall mean those Scenarios that are in existence as of the Effective Date.

1.17. “Future Weapons” means [****] and [****] and [****] for use with the Integrated Software that are developed by or on behalf of Modern Round, or by a third party after the Effective Date, and owned by Modern Round.

1.18. “Gander Mountain Locations” means, with respect to each location set forth on Exhibit C attached to this Agreement, either (a) the seventy-five (75) air mile radius around such location if Modern Round and/or its Affiliates invest in, operate, or provide any services for any firearm instruction within such geographic area reasonably similar to the type of instruction performed at such location, or (b) the ten (10) air mile radius around each such location if Modern Round and/or its Affiliate invest in, operate, or provide any entertainment services within such geographic area; provided, however, that with respect to each location set forth on Exhibit C attached to this Agreement, the restricted geographical area set forth above for such location shall terminate on the seven (7) anniversary of the corresponding opening date for such location as set forth on Exhibit C attached to this Agreement.

1.19. “GMP Market” means Customers that are : (a) U.S. or foreign governments; (b) military; (c) police/law enforcement agencies; or (d) entities whose sole, or substantially sole, business is offering

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

training and education to train and support government, military, and/or police/law enforcement agency Customers.

1.20. “Gross Revenue” means the gross revenue received by Modern Round [****] the [****] or [****] of any [****], including, but not limited to: (a) [****] and [****] fees; (b) [****] fees; (c) [****] and [****] sales at a [****]; (d) [****] of [****] or similar [****] or [****] when such [****] or [****] are [****] at a [****]; and (e) [****] taking place at a [****]; however, “Gross Revenue” shall not include [****] by [****], such as for [****] or [****], or otherwise [****] to a [****].

1.21. “Indemnitee” shall have the meaning assigned to it in Section 10.4.

1.22. “Integrated Software” means [****] as described in a Development Plan, and including all associated Documentation and Updates.

1.23. “Locations” means each facility located in the Territory that operates the Concept.

1.24. “Losses” shall have the meaning assigned to it in Section 10.1.

1.25. “Milestone Date” shall have the meaning assigned to it in Section 4.3.

1.26. “Modern Round Indemnitee” shall have the meaning assigned to it in Section 10.2.

1.27. “Monthly Expense” shall have the meaning assigned to it in Section 2.3.

1.28. “Modern Round Technology” means the Noma Software and any and all technology, including Future Weapons and hardware and software, developed by Modern Round independent of this Agreement.

1.29. “Noma Software” means the software owned by Modern Round or licensed to Modern Round by Noma Technologies, LLC, and described as such in Exhibit E.

1.30. “Non-Concept Location” means any facility or location that has been agreed to by Modern Round as not competitive with the Concept.

1.31. “Monthly Expense” shall have the meaning assigned to it in Section 2.3.

1.32. “Object Code” means software in machine executable format, including all associated Documentation and Updates.

1.33. “Operating Agreement” means that certain Amended and Restated Operating Agreement of Modern Round, dated as of January 16, 2015, as amended.

1.34. “Operations-Related Communication” shall have the meaning assigned to it in Section 11.5(b).

1.35. “Overhead” shall have the meaning assigned to it in Section 2.3.

1.36. “Person” means any individual, corporation, limited liability company, partnership (general or limited), syndicate, joint venture, society, association, trust, unincorporated organization or governmental authority, or any trustee, executor, administrator or other legal representative thereof.

1.37. “Project” shall have the meaning assigned to it in Section 2.1.

1.38. “Project Manager” means the representative designated by each of Modern Round and VirTra to be responsible for managing the Development Plan and the Development Budget.

1.39. “Receiving Party” shall have the meaning assigned to it in Section 7.1.

1.40. “Representatives” shall have the meaning assigned to it in Section 7.2.

1.41. “Royalties” shall have the meaning assigned to it in Section 5.4.

1.42. “Royalty Period” shall have the meaning assigned to it in Section 5.4.

1.43. “Scenario” means a software file that contains data to enable the presentation of a dramatic or visual scene to a Customer through use of the Integrated Software, such as a game, battle scene, crime scene or geometric shapes or designs, and including all associated Documentation and Updates, and further described in Section 2.8.

1.44. “Shortfall” shall have the meaning assigned to it in Section 5.1(b).

1.45. “Source Code” means fully annotated and compilable software in human-perceivable format, not suitable for machine execution without compilation or interpretation, and including all associated Documentation and Updates.

1.46. “Support” shall have the meaning assigned to it in Section 4.2.

1.47. “Surplus” shall have the meaning assigned to it in Section 5.1(b).

1.48. “Technical Contact” shall have the meaning assigned to it in Section 4.2.

1.49. “Term” shall have the meaning assigned to it in Section 9.1.

1.50. “Territory” means worldwide, but excluding the Gander Mountain Locations.

1.51. “Updates” shall have the meaning assigned to it in Section 4.2.

1.52. “Units” shall have the meaning assigned to it in Section5.3(a).

1.53. “Updates” shall have the meaning assigned to it in Section 4.2.

1.54. “VirTra Indemnitee” shall have the meaning assigned to it in Section 10.1.

1.55. “VirTra Software” means that software program described as such in Exhibit F, plus any and all Customizations, Scenarios, Updates and Documentation.

1.56. “VirTra Technology” means the VirTra Software, Customizations, Scenarios, and Equipment any and all technology, including hardware and software, developed by VirTra independent of this Agreement.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

2.	Development Activities.

2.1. Customizations. Subject to all terms of this Agreement including without limitation the payment of Fees, VirTra shall develop and deliver to Modern Round the Scenarios and Customizations described in Exhibit G, along with and integrated into the VirTra Software, according to the development plan (“Development Plan”) described therein. The Parties may agree as to other Development Plans in the future, and such agreement as to each such Development Plan shall be in writing. The development and integration of the Customizations, the VirTra Software, Scenarios, the Noma Software and Equipment shall be deemed the “Project.” Parties shall cooperate in the development of the Project, and exchange information as reasonably necessary or desirable in order to effect the completion of such Project. Any changes to the Development Plan shall be agreed to in writing by the Parties.

2.2. Project Managers. Each Party will appoint a Project Manager for the work described herein. The Project Managers will be the focal points for general relationship and process issues, and will be responsible for managing the overall relationship of the Parties. Project Managers will review the status of tasks and responsibilities hereunder as mutually agreed by the Parties. During the Term, the Parties shall meet on mutually agreeable dates and times to facilitate, review, coordinate, or otherwise carry out the Collaboration Activities. Such meetings shall take place at such locations as the Parties agree, and may be conducted in person or through telephonic or other electronic means. The Parties further acknowledge and agree that appropriate employees of the Parties may attend such meetings.

2.3. Development Budget. As part of the Development Plan described in Exhibit G, there is a development budget (“Development Budget”) which describes: (a) the number of [****]; (b) for each [****] of the Development Budget, the [****] of all [****] and [****] the [****], the [****] to be [****] by [****] and [****] by the [****] and [****], and any [****] (“Overhead”), which Overhead shall be calculated in accordance with [****] by the [****]; and (c) for the [****], all [****], including, but not limited to, [****], or [****] and [****], related to the development activities contemplated. Where the Parties are [****], however, the Parties hereby agree [****], to [****] as to [****]. Provided, however, that where the Parties are [****] at least [****], then in such case [****] this Agreement, including [****] and [****] hereunder, upon [****]. [****] acknowledges and agrees that the [****] and [****] of the Project and [****]. The [****] of the [****] and [****] will be [****]. The [****] for the [****] listed under subSection (c) above in the Development Budget will be [****] as the [****]. For example, if [****] a [****] or [****] from [****] for [****], then [****] would be [****]. Notwithstanding the foregoing, the Parties acknowledge and agree that the Development Budget is a preliminary estimate and that the exact scope of the development effort and the actual costs associated with the development of the Project are unknown. Accordingly, [****] to the [****] and [****] are [****] and [****]. It is the [****] and [****]. The Parties shall meet from time to time and discuss [****], and shall, where reasonably necessary, [****]. In no event will [****] described in this Section 2. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PARTIES HEREBY AGREE THAT [****] THE PROJECT HEREUNDER.

2.4. Staffing. Each Party agrees to cooperate and cause all necessary and appropriate employees and authorized contractors of such Party, and those of its Affiliates, to cooperate in such Party’s performance obligations under this Agreement; specifically VirTra will staff for the Project to levels as directed and approved by Modern Round. Each Party will use commercially reasonable efforts to timely complete the Collaboration Activities set forth herein, and each Party agrees to cooperate in good faith to allow the other Party to achieve completion of the assigned activities in a timely and professional manner. Each Party understands and agrees that the other Party’s performance of the assigned activities may depend on timely approvals and completion of certain tasks or adherence to schedules within the other Party’s control. Consequently, any scheduling of assigned activities may

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

require adjustments or changes if such tasks or schedules change, are modified, or are not completed as anticipated. Each Party agrees, whenever reasonably possible, to provide notice in any case where scheduling needs to be adjusted.

2.5. Resources. Each Party will provide resources and utilize its employees and authorized contractors as it reasonably deems necessary to perform the Collaboration Activities based on approved expenditures. The manner and means used by each Party to perform the Collaboration Activities are in the sole discretion and control of the obligated Party.

2.6. Testing. The Parties shall perform validation testing of the elements of the Project developed under this Agreement at appropriate stages in accordance with a mutually generated test plan. The Parties will mutually agree to a Development Budget with respect to any validation testing with Modern Round being solely responsible for payment of the Monthly Expense and any Capital Expense pursuant to such Development Budget. Validation shall include the validation requirements as applicable for the end product, prototype, or part, the processes and all lower level component/sub-assemblies and related materials to be used. In addition to validation testing, Modern Round agrees that testing with representative customers prior to public release is important to ensure success and will be used as needed and a part of the Development Budget.

2.7. Ownership. Specifically excluding the Noma Software, VirTra shall retain all right, title, and interest in and to the Existing Scenarios, the Scenarios, the Integrated Software, and the Customizations. Modern Round shall retain all right, title, and interest in and to the Noma Software. Subject to the foregoing, the Parties each retain the entire right, title and interest in and to their respective developed technologies and intellectual property, subject only to any licenses expressly set forth herein.

2.8. Scenarios. The Parties hereby agree that all Scenarios existing as of the Effective Date, and not subject to use or license restrictions in any agreement between VirTra and a third party, are accurately described in Exhibit H, and are considered part of the VirTra Software and the Integrated Software hereunder. Where VirTra develops or has developed additional Scenarios after the Effective Date, VirTra shall promptly notify Modern Round, and such additional Scenarios shall be deemed part of VirTra Software. Modern Round may from time to time develop its own Scenarios, which shall be owned solely by Modern Round, and Modern Round shall have no obligation to use any Scenarios provided by VirTra; provided, however, that any [****]. VirTra hereby agrees that it shall develop and deliver additional Scenarios as set forth in the Development Plan during the Term of this Agreement.

3.	Licenses.

3.1. Licenses Granted by VirTra. During the Term and subject to Modern Round’s material compliance with the terms and conditions of this Agreement, VirTra hereby grants Modern Round an exclusive, non-transferrable Royalty-bearing right and license to use, execute, publicly perform, publicly display, digitally perform, copy and distribute the VirTra Software, including without limitations all Scenarios and Customizations: (a) solely in Object Code Format; (b) solely as integrated into the Integrated Software for use with Equipment; and (c) solely for use at Locations to operate the Concept in the Territory. Additionally, except for the Gander Mountain Locations, the GMP Market and Non-Concept Locations, at no time during the term of this Agreement shall VirTra grant, directly or indirectly, any licenses to any third party for the use of VirTra Software or the Customizations.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

3.2. Licenses Granted by Modern Round.

(a) Noma Software. During the Term and subject to VirTra’s material compliance with the terms and conditions of this Agreement, Modern Round hereby grants VirTra a non-exclusive, non-transferrable right and license, without the right to grant sublicense, to use, execute, and copy the Noma Software solely to complete the Project and to ensure that the Concept functions properly with the Noma Software at each Location.

(b) Future Weapons. To the extent that Modern Round [****], or [****] with respect to Future Weapons, that is [****] or [****] or [****], then Modern Round hereby agrees to [****] with respect to such Future Weapons to [****]. Further, Modern Round will [****].

3.3. Termination of Licenses. Except as otherwise set forth herein, upon any expiration or termination of this Agreement, all licenses granted hereunder shall be terminated without further notice.

4.	Commercialization.

4.1. Commercialization. Modern Round will use its commercially reasonable efforts, with the commercially reasonable assistance of VirTra, to Commercialize and operate the Concept in Locations determined by Modern Round in the Territory.

4.2. Support. During the Term and during each Location’s normal business hours, VirTra shall provide technical support and advice regarding the use of the VirTra Technology together with the Modern Round Technology via telephone and email (“Support”). Modern Round shall be billed for Support charges [****]. Modern Round shall provide at least one (1) Modern Round employee (each, a “Technical Contact”) to receive such Support, which Technical Contact shall be responsible to communicate Support to each corresponding Location operator. In no event shall VirTra be responsible for providing Support directly to Location operators unless otherwise agreed to by VirTra. Such Support shall include the provision to Modern Round, and the integration into new versions of the Integrated Software, of all updates, enhancements, corrections, versions and releases of the VirTra Software, Customizations and Scenarios (collectively, “Updates”). The consideration for Support provided by VirTra shall be [****].

4.3. Commercial Milestones. Modern Round will open its first Location in the US or Canada (the “First Commercial Milestone”) on or before one (1) of the following dates (each, a “Milestone Date”): (a) the eighteen (18) month anniversary of the Effective Date with respect to any Location to be housed in a physical facility that is in existence as of the Effective Date, or (b) the twenty-four (24) month anniversary of the Effective Date with respect to any Location to be housed in a Modern Round-newly-constructed facility. Notwithstanding any other provision the First Commercial Milestone shall occur no later than twenty-four (24) months after the Effective Date. The Parties acknowledge and agree that Modern Round’s failure to achieve the First Commercial Milestone by the applicable Milestone Date shall be subject to Section 4.4, unless as otherwise mutually agreed by the Parties. Additionally, Modern Round shall open at least one Location outside the US and Canada (the “Second Commercial Milestone”) no later than the five (5) year anniversary of the Effective Date. The Parties acknowledge and agree that Modern Round’s failure to achieve the Second Commercial Milestone by the applicable Milestone Date shall be subject to Section 4.4, unless as otherwise mutually agreed by the Parties.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

4.4. Loss of Exclusivity.

(a) In the event that (i) Modern Round does not achieve the First Commercial Milestone by the applicable Milestone Date, and (ii) Modern Round fails to pay to VirTra the corresponding Minimum Royalty Payment for any 12-month period as specified under Section 5.4, the exclusive licenses granted by VirTra under Section 3 for the US and Canada will become non-exclusive. Additionally, after conversion to non-exclusive licenses, VirTra shall have no further obligation to: i) license Modern Round to operate the Concept at any new Location in the US or Canada; or ii) provide Modern Round with any new Scenarios for the US or Canada that were completed after Modern Round’s failure as set forth in Section 4.3.

(b) In the event that (i) Modern Round does not achieve the Second Commercial Milestone by the five (5) year anniversary of the Effective Date, and (ii) Modern Round fails to pay to VirTra the corresponding Minimum Royalty Payment for any 12-month period as specified under Section 5.4, the exclusive licenses granted by VirTra under Section 3 for Locations outside the US and Canada will become non-exclusive. Additionally, after conversion to non-exclusive licenses, VirTra shall have no further obligation to: i) license Modern Round to operate the Concept at any new Location outside the US or Canada; or ii) provide Modern Round with any new Scenarios for use outside the US or Canada that were completed after Modern Round’s failure as set forth in Section 4.3.

4.5. Equipment. From time to time, Modern Round may submit to VirTra one or more written or electronic purchase orders for the purchase of certain Equipment, including projectors. VirTra shall use its diligent efforts to accept and fulfill on a timely basis all such purchase orders, and the prices payable thereunder shall be [****]. Where Equipment or other materials are to be sold by VirTra vendors, Modern Round hereby agrees to pay such vendors directly upon request by VirTra, [****].

4.6. Commercialization at Non-Concept Locations. From time to time, VirTra may submit one or more written proposals for Non-Concept Location business opportunities to the Chairman and CEO of Modern Round. Should Modern Round disapprove, Modern Round shall submit a written explanation of the reasons for disapproval within ten (10) days of receipt of any written proposal. Should Modern Round not respond within ten (10) days of receipt of a written proposal for a Non-Concept Location business opportunity, the Non-Concept Location business opportunity shall be deemed approved.

5.	Payments.

5.1. Monthly Expense and Reconciliation.

(a) Monthly Expense. On or about the first business day of each month during the term of any active Development Plan, Modern Round will pay to VirTra the Monthly Expense listed in the Development Budget. Modern Round acknowledges that this advance Monthly Expense is required by VirTra to accomplish the goals and objectives of the Development Plan.

(b) Reconciliation Process. Within five (5) business days after the end of each month during the term of any Development Plan, VirTra will submit to Modern Round a monthly invoice for the actual costs of conducting the services contemplated by the Development Plan in the immediately preceding month, including a reasonably detailed itemization of such costs. To the extent the invoiced amounts are less than the Monthly Expense for such month (the “Surplus”), the Surplus shall be credited against the subsequent month’s Monthly Expense owed to VirTra by Modern Round. To the extent the invoiced amounts are more than the Monthly Expense (the “Shortfall”), then Modern Round shall pay to

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

VirTra the Shortfall, so long as Modern Round approved or does approve the expenses, within fifteen (15) calendar days after receiving each such monthly invoice, along with the subsequent month’s Monthly Expense when due. The Parties agree that the prior written approval of Modern Round is required before Modern Round is obligated to pay to VirTra any Shortfall that is more than 10% percent of the corresponding month’s Monthly Expense.

5.2. Capital Items . In addition to the [****] of the Monthly Expense, [****] shall [****] for any and all [****] under this Agreement. [****] shall [****] or obtain [****] any such necessary [****] if the [****] is [****] in any calendar month. [****] shall [****] for the [****] and [****] shall [****]. All [****] by [****] for [****], even if the [****] by [****], shall be [****] and [****].

5.3. Equity.

(a) Modern Round Stock. On the Effective Date, Modern Round shall issue to VirTra 1,365,789 units, representing five percent (5%) of the units representing an ownership interest in Modern Round (“Units”), on a fully-diluted basis, including Units subject to outstanding options, warrants, and other purchase rights, provided that (1) Modern Round shall issue to VirTra, for no additional consideration, such additional Units as may be necessary to assure that all Units granted to VirTra equal one percent (1%) of the outstanding Units of Modern Round on a fully-diluted basis, and (2) Modern Round shall allow VirTra the right to participate to the extent of five percent (5%) of any offerings of Units effected by Modern Round to third parties for the primary purpose of raising funds by providing at least fifteen (15) days’ notice prior to any such offering, but such right shall exist only during the period that Modern Round is a privately held limited liability company and shall be reduced proportionately to reflect any sale or other disposition of Units by VirTra.

(b) VirTra Warrants.

(1) On the Effective Date, VirTra shall issue to Modern Round or to its designated affiliates, for no additional consideration, one or more warrants in the form of Exhibit A to purchase shares of VirTra’s common stock totaling five percent (5%) of the capital stock of VirTra on a fully-diluted and as-converted basis as of the Effective Date, which shall be exercisable commencing at the earlier of the first anniversary of Modern Round opening its first range facility utilizing VirTra Technology or after Modern Round opening its first range facility utilizing VirTra Technology and the payment of all required US/Canada Minimum Royalty Payments during the first 12 month period has been made to VirTra.

(2) On the Effective Date, VirTra shall issue to Modern Round or to its designated affiliates, for no additional consideration, a warrant in the form of Exhibit B to purchase shares of VirTra’s common stock totaling five percent (5%) of the capital stock of VirTra on a fully-diluted and as-converted basis as of the Effective Date, which shall be exercisable commencing at the time that Modern Round has paid VirTra at least $2,000,000 in Royalty payments pursuant to this Agreement.

(c) Modern Round Warrants. On the Effective Date, Modern Round shall issue to VirTra, for no additional consideration, a warrant in the form of Exhibit C to purchase1,365,789 Units of Modern Round, representing five percent (5%) of the outstanding Units of Modern Round on a fully-diluted basis, including Units subject to outstanding options, warrants, and other purchase rights, which shall be exercisable commencing on the twelve (12) month anniversary of the opening of Modern Round’s first range facility utilizing VirTra Technology pursuant to this Agreement.

5.4. Royalties. During the period of time beginning on the applicable Milestone Date and extending until the termination of this Agreement (the “Royalty Period”), Modern Round will pay VirTra the following royalty payments (“Royalties”):

(a) Royalty Payment. Modern Round will pay or cause to be paid to VirTra on or about the first business day of each month during the Term a monthly license fee equal to seven percent (7%) of the Gross Revenue during the prior month at each Location that uses the Integrated Software and/or any VirTra Technology.

(b) Minimum Royalty Payment (US and Canada). Beginning with the subsequent 12-month period following the applicable Milestone Date, and continuing thereafter during the Term, Modern Round agrees that if the total Royalty payments paid to VirTra under Section 5.4(a) hereof for Locations in the United States and Canada together do not total at least the minimum Royalty amount specified in the table set forth below for such 12-month period (the “US/Canada Minimum Royalty Payment”), Modern Round may pay to VirTra within thirty (30) days after the end of each such 12-month period, as additional Royalty payments, the difference between (a) the amount of total Royalty payments paid to VirTra by Modern Round in such 12-month period and (b) the US/Canada Minimum Royalty Payment for such 12-month period.

Table of Minimum Royalty Payments (US and Canada)

12- Month Period	US/Canada Minimum Royalty Payment
1	$280,000
2	$560,000
3	$840,000
Each 12-month period thereafter	$840,000

(c) Minimum Royalty Payment (Other Than US). Beginning with the subsequent 12-month period following the opening of a Location other than in the US and Canada, and continuing thereafter during the Term, Modern Round agrees that if the total Royalty payments paid to VirTra under Section 5.4(a) hereof for Locations outside the United States and Canada do not total at least the minimum Royalty amount specified in the table set forth below for such 12-month period (the “Non-US/Canada Minimum Royalty Payment”), Modern Round may pay to VirTra within thirty (30) days after the end of each such 12-month period, as additional Royalty payments, the difference between (a) the amount of total Royalty payments paid to VirTra by Modern Round in such 12-month period and (b) the Non-US/Canada Minimum Royalty Payment for such 12-month period.

Table of Minimum Royalty Payments (Other Than US and Canada)

12- Month Period	Non-US/Canada Minimum Royalty Payment
1	$280,000
2	$560,000
3	$840,000
Each 12-month period thereafter	$840,000

5.5. Reports and Royalty Payments. Within ten (10) business days after the end of each month during the Royalty Period, Modern Round will deliver to VirTra a report setting forth for such month the Gross Revenue for each Location that uses the Integrated Software and/or any VirTra Technology. Modern Round will make payment to VirTra for all Royalty amounts owed to VirTra within thirty (30) days of the end of the applicable month.

5.6. Taxes and Withholding. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable laws or regulations. If Modern Round is so required to deduct or withhold, Modern Round will (a) promptly notify VirTra of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against VirTra, (c) promptly forward to VirTra an official receipt (or certified copy) or other documentation reasonably acceptable to VirTra evidencing such payment to such authorities, and (d) make payments due to VirTra net of such deductions or withholdings.

5.7. Overdue Payments. If any payment due under this Agreement (other than payments that are the subject of a good faith dispute between the Parties) is overdue, Modern Round will pay interest to VirTra at a rate per annum equal to the lesser of the prime rate of interest, as reported by New York edition of The Wall Street Journal on the last business day of the applicable month, plus one percent (1%), or the highest rate permitted by applicable law, calculated on the number of days such payments are paid after the date such payments are due.

5.8. Maintenance of Records; Audits.

(a) Record Keeping. Each Party will keep, and will cause its Affiliates to keep, books and accounts of record in connection with its obligations under this Agreement (including those necessary for determining the Gross Revenue for each Location) in sufficient detail to permit accurate determination of all figures necessary for verification of Monthly Expenses, Capital Expenses, and Royalty payments to be paid pursuant to this Agreement. Each Party will maintain, and will cause its Affiliates to maintain, such records for a period of at least three (3) years after any termination of this Agreement.

(b) Audits. During the Term and for three (3) years following any termination or expiration of this Agreement, upon thirty (30) days’ prior written notice from VirTra to Modern Round and no more than one (1) time in any twelve (12) month period, Modern Round will permit VirTra’s designated certified public accountant who is reasonably acceptable to Modern Round to examine, at VirTra’s initial expense (subject to the last sentence in this Section 5.8(b)), the relevant books and records of Modern Round, and its Affiliates as may be reasonably necessary to verify the amounts reported by Modern Round as Gross Revenue for each Location. Such accountant will be provided access to such books and records at Modern Round’s facility(ies) where such books and records are normally kept and such examination will be conducted during the Modern Round’s normal business hours. Upon completion of the audit, the accountant will provide both Modern Round and VirTra a written report disclosing any discrepancies in the reports submitted by Modern Round under this Agreement, and, in each case, the specific details concerning any discrepancy or breach. If such accountant’s report reveals an underpayment pursuant to this Agreement, Modern Round will pay to VirTra the additional payments within thirty (30) days of the date Modern Round receives such accountant’s written report so correctly concluding. If such underpayment exceeds 5% of the payments that were due to VirTra, Modern Round also will reimburse VirTra for all reasonable out-of-pocket expenses incurred in conducting the audit.

(c) Confidentiality. All information of Modern Round that is subject to audit under Section 5.8(b) will be deemed to be Confidential Information of Modern Round, and neither the accountant nor VirTra will disclose such Confidential Information to any third party or use such Confidential Information for any purpose other than verifying payments to be made hereunder.

6.	Intellectual Property Rights.

6.1. VirTra Ownership and Intellectual Property Rights. Modern Round acknowledges and agrees that VirTra is the exclusive owner or authorized licensee of all VirTra Technology and retains all right, title, and interest in and to the VirTra Technology and all associated intellectual property rights. Modern Round’s rights to the VirTra Technology are set forth in this Agreement and all rights not expressly granted to Modern Round hereunder are reserved exclusively to VirTra.

6.2. Modern Round Ownership and Intellectual Property Rights. VirTra acknowledges and agrees that Modern Round is the exclusive owner or authorized licensee of all Modern Round Technology and retains all right, title, and interest in and to the Modern Round Technology and all associated intellectual property rights. VirTra’s rights to the Modern Round Technology are set forth in this Agreement and all rights not expressly granted to VirTra hereunder are reserved exclusively to Modern Round.

6.3. Protection. Except as otherwise set forth in this Agreement, during the Term, each Party agrees that it shall not directly or indirectly through any entity owned or controlled by such Party offer goods or services that compete with the goods or services offered at any Location. Without limiting the generality of the foregoing, and except for the GMP Market and the Gander Mountain Locations, in no event shall VirTra license any third party to use the VirTra Software or Scenarios at any facility other than a Non-Concept Location during the Term. In addition, Modern Round hereby agrees that it shall not offer goods or services in the GMP Market.

7.	Confidentiality and Non-Solicitation.

7.1. Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the Term and for five (5) years after any termination of this Agreement, and thereafter for so long as any such Confidential Information remains protectable or legally enforceable under a related agreement or under any applicable law, including (without limitation) applicable copyright, trade secret and patent laws, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will keep such Confidential Information confidential and will not publish or otherwise disclose or use such Confidential Information for any purpose other than as provided for in this Agreement, except for Confidential Information that the Receiving Party can establish:

(a) was already known by the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by the Disclosing Party and the Receiving Party has documentary evidence to that effect;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, other than through any act or omission of the Receiving Party or any of its Affiliates;

(d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party and the Receiving Party has contemporaneous documentary evidence to that effect.

7.2. Use. Each Receiving Party shall safeguard all Confidential Information received by it using a reasonable degree of care, but not less than that degree of care used by the Receiving Party in safeguarding its own similar information or material, and prevent unauthorized, negligent or inadvertent use or disclosure thereof. Each Receiving Party will have the right to use the Disclosing Party’s Confidential Information in carrying out the Receiving Party’s responsibilities or exercising its rights under this Agreement, or as otherwise expressly authorized by this Agreement; provided, however, that the Receiving Party shall limit access to any Confidential Information received by it to only those directors, officers, Affiliates, associates, partners, employees, authorized contractor or advisors (“Representatives”) as are critically necessary for the sole purpose of performing the Receiving Party’s obligations under this Agreement (it being agreed that, prior to any such disclosure, such Representatives shall be informed by Receiving Party of the confidential nature of such information and that by receiving such information they are agreeing to be bound by this Agreement and, if the Disclosing Party so requests, that such Representative enters into a confidentiality agreement with the Disclosing Party on terms equivalent to those contained in this Agreement), and Receiving Party hereby agrees to be responsible for any breach of this Agreement by any of its Representatives, and, further, Receiving Party agrees, at its sole expense, to take all reasonable measures (including, but not limited to, court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Information.

7.3. Disclosure.

(a) Request for Disclosure. No Receiving Party shall disclose any Confidential Information of the Disclosing Party. In the event any Receiving Party receives any valid request (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose (i) any Confidential Information of the Disclosing Party or (ii) any information relating to Receiving Party’s opinion, judgment or recommendations concerning the Disclosing Party, the Receiving Party shall provide the Disclosing Party with prompt written notice of such request so that the Disclosing Party may seek an appropriate protective order and/or waive Receiving Party’s compliance with the provisions of this Agreement.

(b) SEC Filings and Related Disclosures. Either Party may disclose the terms of this Agreement (i) to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable laws, including, without limitation, the rules and regulations promulgated by the United States Securities and Exchange Commission and (ii) in connection with a prospective acquisition, merger, financing or license for such Party, to prospective acquirers or merger candidates or to existing or potential investors or licensees; provided, however, that prior to such disclosure each such candidate or investor will agree in writing to be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 7. If a Party discloses this Agreement or any of the terms hereof in accordance with this Section 7.3, such Party agrees, at its own expense, to seek confidential treatment of portions of this Agreement or such terms, as may be reasonably requested by the other Party.

7.4. Public Announcements. VirTra and Modern Round will, from time to time and at the request of the other Party, discuss and agree on the general information content relating to this Agreement that may be publicly disclosed. Effective upon the Effective Date, the Parties have agreed to the content of a press release publicly announcing this Agreement. Except as may be appropriate for Modern Round to make in connection with its Commercialization activities as contemplated hereunder, neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party; provided, however, that in no event shall Modern Round disclose any Confidential Information of VirTra without VirTra’s prior written consent.

7.5. Non-Solicitation. During the Term and for two (2) years after any termination of this Agreement, neither Party shall, nor shall either Party cause, assist or permit any of its Affiliates or Representatives to, without obtaining the other Party’s prior written consent, solicit for employment any of the current officers or employees of such other Party. The term “solicit for employment” does not include any general solicitation or advertising for employment through the mass media, the internet or job fairs to fill one or more positions on a basis consistent with the soliciting Party’s past practice.

7.6. Equitable Relief. Each Party acknowledges and agrees that its covenants and obligations under Section 6 and Section 7 are necessary and reasonable in order to protect the legitimate business interests of the Parties and that neither Party would disclose or continue to disclose any Confidential Information to the other or enter into this Agreement without its prior undertaking of such covenants and obligations. Each Party further acknowledges and agrees that any violation or threatened violation by it (or any of its representatives) of its covenants and obligations hereunder would cause irreparable injury to the other Party and that monetary damages, even if determinable, would not alone be adequate to compensate for such injury. Accordingly, the Parties agree that, in addition to any other remedy that may be available to them at law, they each shall be entitled to injunctive relief, specific performance and other equitable remedies in furtherance of this Agreement without posting bond or other security and without having to prove actual damage or harm.

8.	Representations, Warranties and Covenants.

8.1. Representations and Warranties of Each Party. Each of the Parties hereby represents, warrants, and covenants to the other Parties as follows:

(a) It is a Person, as the case may be, duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation.

(b) The execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate or limited liability company action, as the case may be, and does not require any shareholder or manager or member action or approval, as the case may be, or if such approval is required, such approval has been obtained.

(c) It has the corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder.

(d) The execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under, or result in a right to accelerate payment under, obligation to make any payment pursuant to, or loss of material rights under, (i) any loan agreement, guaranty, financing agreement, agreement relating to it or its property; (ii) the provisions of its certificate of incorporation, bylaws, articles of organization, operating agreement, or any other operative documents, as applicable; (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound; or (iv) any applicable law, rule, regulation or permit.

(e) It will at all times comply with all material laws and regulations applicable to its activities under this Agreement.

(f) It does not have in effect, and after the Effective Date, will not enter into, any oral or written agreement or arrangement that is or would be inconsistent with its obligations under this Agreement.

8.2. Additional Representations, Warranties and Covenants of VirTra. In addition to the representations, warranties and covenants made by VirTra elsewhere in this Agreement, VirTra hereby represents, warrants, and covenants to Modern Round that:

(a) To the best of VirTra’s knowledge, as of the Effective Date, the VirTra Technology does not infringe any third party intellectual property rights.

(b) Effective as of the Effective Date, VirTra will execute a joinder agreement to the Operating Agreement and will execute that certain First Amendment to the Operating Agreement in the form attached hereto as Exhibit D.

8.3. Additional Representations, Warranties and Covenants of Modern Round. In addition to the representations, warranties and covenants made by Modern Round elsewhere in this Agreement, Modern Round hereby represents, warrants, and covenants to VirTra that:

(a) Modern Round’s Units to be issued to VirTra on the Effective Date pursuant to this Agreement equals five percent (5%) of the equity interests of Modern Round on a fully-diluted and as-converted basis as of the Effective Date, are duly authorized and, when issued in accordance with Section 5.3(a) hereof, will be validly issued, fully paid and nonassessable equity interests of Modern Round, and will be free and clear of all taxes, liens and charges. Effective on the Effective Date, the issuance of such Units (i) will be duly authorized pursuant to all requisite entity action by Modern Round and its managers and members, (ii) will not conflict with the articles of organization, operating agreement, or other governing documents of Modern Round, (iii) will comply in all respects with all applicable laws, (iv) will be enforceable pursuant to the terms and conditions of this Agreement and the Operating Agreement, and (v) result in VirTra being the owner of record, and having good, valid and marketable title in, to and under such Units.

(b) The Modern Round Balance Sheet dated December 31, 2104, and delivered to VirTra, is true, correct and complete in all respects and accurately presents the financial position of Modern Round for the period covered thereby.

(c) Modern Round is not required to qualify to do business as a foreign limited liability company in any jurisdiction in respect of its business, and does not have any activities, assets, employees, offices, operations and/or properties located in any jurisdiction, other than the State of Nevada.

(d) Other than the Operating Agreement, there are no other voting trust agreements, members’ agreements, other arrangements to vote equity jointly, equity pledges or other agreements affecting voting, transfer or ownership of the equity securities of Modern Round.

(e) At a minimum interval of a quarterly basis, Modern Round shall provide to VirTra a copy of any financial records and reports that Modern Round provides to each of its members and holders of its equity interests.

(f) To the best of Modern Round’s knowledge, as of the Effective Date, the Modern Round Technology does not infringe any third party intellectual property rights.

(g) Modern Round has both the means and the intent to invest the funds needed to develop a professional product for the Concept, to properly test products, and to adapt products to enhance the chances of success prior to the Commercial Milestone.

(h) Effective as of the Effective Date, Modern Round will execute, and will cause each of its managers and members to execute, that certain First Amendment to the Operating Agreement in the form attached hereto as Exhibit D.

8.4. Warranty Disclaimer. THE FOREGOING WARRANTIES IN THIS SECTION 8 BY EACH PARTY ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.

9.	Term and Termination.

9.1. Term. The term of this Agreement will commence on the Effective Date and will continue so long as Modern Round exercises any rights hereunder with respect to the VirTra Technology (the “Term”), unless terminated earlier in accordance with this Agreement.

9.2. Termination for Cause. This Agreement may be terminated in its entirety at any time during the Term upon written notice by either Party if the other Party (the “Breaching Party”) is in breach of any material obligation under this Agreement and has not cured any such material breach for thirty (30) days as measured from the date written notice of such material breach is given to the Breaching Party.

9.3. Effects of Termination for Cause.

(a) Effect of Termination by VirTra for Cause. If Modern Round is the Breaching Party and VirTra terminates this Agreement in accordance with Section 9.1, then Modern Round will, within fifteen (15) calendar days of the termination, pay VirTra all amounts due and owing pursuant to this Agreement prior to the date of termination and Section 6 and Section 7 will survive any such termination.

(b) Effect of Termination by Modern Round for Cause. If VirTra is the Breaching Party and Modern Round terminates this Agreement in accordance with Section 9.1, then Modern Round may elect to have all or any portion of the licenses granted to Modern Round pursuant to Section 3 survive, in which case Modern Round’s obligations to VirTra under Sections 5.3, 5.4, 5.5, 5.6 and 5.7 will continue to the extent that Modern Round elects to retain such license.

9.4. Termination Rights upon Insolvency of VirTra. This Agreement may be terminated in its entirety at any time during the Term by Modern Round if at any time during the Term (a) a case is commenced by or against VirTra under the U.S. bankruptcy code, (b) VirTra files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the U.S. bankruptcy code), (c) VirTra assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for VirTra’s business, or (e) a substantial portion of VirTra’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary case under the U.S. bankruptcy code, such right to terminate will only become effective if VirTra consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within sixty (60) days after the commencement thereof.

9.5. Termination upon Insolvency of Modern Round. This Agreement may be terminated in its entirety at any time during the Term by VirTra if (a) a case is commenced by or against Modern Round under the U.S. bankruptcy code, (b) Modern Round files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the U.S. bankruptcy code), (c) Modern Round assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for Modern Round’s business, or (e) a substantial portion of Modern Round’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary case under the U.S. bankruptcy code, such right to terminate will only become effective if Modern Round consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within sixty (60) days after the filing thereof.

9.6. Remedies Cumulative. Any termination under Section 9.2 above will be in addition to, and not in substitution for or a condition to, the pursuit of any other remedies available under this Agreement or in law or equity. Without limiting the foregoing, in the event of a breach by either Party of this Agreement, subject to Section 10.7, the Party that is not the Breaching Party, without exercising any right of termination otherwise available to it, may pursue its remedies for damages or other relief under the dispute resolution procedures set forth in Section 11.6.

9.7. Return of Confidential Information. Upon any termination of this Agreement, each Party will promptly return to the other Party, delete or destroy all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party. Upon the return of such materials, such Party agrees to certify, in writing, that all of the foregoing records and materials have been returned to the other Party or destroyed.

9.8. Survival of Certain Obligations. Expiration or termination of the Agreement will not relieve the Parties of any obligation accruing before such expiration or termination. The following provisions of this Agreement will survive the expiration or termination of the Agreement: Sections 5.8 (Maintenance of Records; Audits), 6 (Intellectual Property Rights), 7 (Confidentiality and Non-Solicit), 9.3 (Effects of Termination for Cause), 10 (Indemnification and Insurance), and 11 (Miscellaneous); and, for purposes of clarification, until the Royalty Period has expired, the following provisions of this Agreement will survive: Sections 5.3 (Equity), 5.4 (Royalties), 5.5 (Reports and Royalty Payments), 5.6 (Taxes and Withholding), and 5.7 (Overdue Payments). Except as set forth in this Section 9.8, upon termination or expiration of this Agreement, all other rights and obligations under this Agreement shall then be null and void and have no further force and effect. Any expiration or early termination of this Agreement will be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement before termination.

10.	Indemnification and Insurance.

10.1. Indemnification by Modern Round. Subject to Section 10.4 below, Modern Round will indemnify, defend and hold harmless VirTra, its Affiliates, and their respective managers, members, directors, officers, stockholders, employees and agents (each, a “VirTra Indemnitee”) from and against any third party claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) arising out of or resulting from, directly or indirectly: (a) any material breach of, or inaccuracy in, any representation or warranty made by Modern Round in this Agreement, or any breach or violation of any covenant or agreement of Modern Round in or pursuant to this Agreement; (b) the negligence or willful misconduct by or of Modern Round and its Affiliates, and their respective managers, members, directors, officers, stockholders, employees and agents with respect to this Agreement; (c) the Commercialization and operation of the Concept at a Location by Modern Round and its Affiliates, as the case may be.

10.2. Indemnification by VirTra. Subject to Section 10.3 below, VirTra agrees to indemnify, defend and hold harmless Modern Round, its Affiliates, and their respective managers, members, directors, officers, stockholders, employees and agents (“Modern Round Indemnitees”) from and against only those Losses reasonably arising out of or resulting from, directly or indirectly: (a) any material breach of, or inaccuracy in, any representation or warranty made by VirTra in this Agreement, or any breach or violation of any covenant or agreement of VirTra in or pursuant to this Agreement; or (b) the negligence or willful misconduct by or of VirTra, its Affiliates, and their respective managers, members, directors, officers, stockholders, employees and agents.

10.3. Intellectual Property Indemnification by VirTra. VirTra shall defend, indemnify and hold harmless Modern Round Indemnitees from and against any Losses arising out of or in connection with a claim that the VirTra Technology, when used within the scope of this Agreement, infringes, violates or misappropriates a valid third party patent, copyright or other proprietary right, provided that VirTra is notified promptly in writing of the action, Modern Round has not reached any compromise or settlement of such action or made any admissions in respect of the same, and VirTra is given the option, at its expense, to control the action and receives all requested reasonable assistance from Modern Round to defend the same. Notwithstanding the foregoing, VirTra shall have no obligation for indemnification for any Losses reasonably related to: (a) any use of the Modern Round Technology alone; (b) any combination or operation of the Modern Round Technology or the VirTra Technology with any third party technology or product; or (c) any addition to or modification made to the VirTra Technology that is specifically requested by or directed by Modern Round. Should any third party infringement claim be made against VirTra, for which VirTra lacks third party indemnification, then VirTra may, at its sole option and expense (i) replace or modify the VirTra Technology so that it becomes non-infringing; (ii) procure any necessary right and license to allow Modern Round to continue to offer and operate the Concept at the Locations; or (iii) if neither of the previous options are commercially practicable, require Modern Round to terminate use of the VirTra Technology and Modern Round’s obligation to pay Royalties shall be suspended during any period of non-operation of the Concept at the Locations necessitated by any third party infringement claim.

10.4. Intellectual Property Indemnification by Modern Round. Modern Round shall defend, indemnify and hold harmless VirTra Indemnitees from and against any Losses arising out of or in connection with a claim that the Modern Round Technology, when used within the scope of this Agreement, infringes, violates or misappropriates a valid third party patent, copyright or other proprietary right, provided that Modern Round is notified promptly in writing of the action, VirTra has not reached any compromise or settlement of such action or made any admissions in respect of the same, and Modern Round is given the option, at its expense, to control the action and receives all requested reasonable assistance from VirTra to defend the same. Notwithstanding the foregoing, Modern Round shall have no obligation for indemnification for any Losses reasonably related to: (a) any use of the VirTra Technology alone; (b) any combination or operation of the Modern Round Technology or the VirTra Technology with any third party technology or product; or (c) any addition to or modification made to the Modern Round Technology that is specifically requested by or directed by VirTra. Should any third party infringement claim be made against Modern Round, for which Modern Round lacks third party indemnification, then Modern Round may, at its sole option and expense (i) replace or modify the Modern Round Technology so that it becomes non-infringing; (ii) procure any necessary right and license to allow VirTra to continue to offer and operate the Concept at the Locations; or (iii) if neither of the previous options are commercially practicable, require VirTra to terminate use of the Modern Round Technology.

10.5. Indemnification Procedure. In the event of any such claim against any Modern Round Indemnitee or VirTra Indemnitee (individually, an “Indemnitee”), the Indemnitee will promptly notify the other Party in writing of the claim and the indemnifying Party will manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnitee will cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding. The indemnifying Party will not be liable for any settlements, litigation costs or expenses incurred by any Indemnitee without the indemnifying Party’s written authorization. Notwithstanding the foregoing, if the indemnifying Party believes that any of the exceptions to its obligation of indemnification of any Indemnitee set forth in this Section 10 may apply, the indemnifying Party will promptly notify such Indemnitees, which will then have the right to be represented in any such action or proceeding by separate counsel at their expense; provided that the indemnifying Party will be responsible for payment of such expenses if such Indemnitees are ultimately determined to be entitled to indemnification from the indemnifying Party. The indemnifying Party will not settle any claims against any Indemnitee in any way that adversely impacts such Indemnitee or its Affiliates without obtaining the prior written consent of such Indemnitee, which consent will not be unreasonably withheld.

10.6. Sole Remedy. The indemnification provisions set forth in Sections 10.1, 10.2, 10.3, or 10.4 constitute the sole and exclusive remedies of the VirTra Indemnitees and Modern Round Indemnitees, respectively, for any and all Losses suffered by such Indemnitees in respect of this Agreement

10.7. Insurance. Each Party shall, at such Party’s expense and at all times during the Term, hold and maintain commercially reasonable insurance policies with minimum limits as set forth below. Such insurance must be with an insurance company of nationally recognized standing with a rating of A-/Class IX, or better, as rated by A.M. Best and must name the other Party as an additional insured for all liability coverage related to or arising from performance under this Agreement. Each Party’s insurance shall be primary insurance and non-contributory to that maintained by such Party. Each Party waives all rights of subrogation, with respect to all applicable insurance policies, against the other Party, its managers, officers, directors, agents, employees and against other contractors and vendors, to the extent of such Party’s negligence. Each Party shall provide at least thirty (30) days written notice to the other Party in the event of any material changes, cancellation and renewal of such Party’s insurance policies. Prior to the performance of any services under this Agreement, certificates of insurance evidencing satisfactory coverage of the types and limits set forth below shall be furnished to each Party. The limits set forth below do not in any way limit liability assumed elsewhere in this Agreement.

(a) General Liability Insurance. Commercial general liability insurance with limits not less than $1,000,000 each occurrence for bodily injury or property damage and $2,000,000 in the aggregate.

(b) Workers Compensation Insurance. Workers compensation insurance in accordance with applicable state law, and including Employer’s Liability for all employees of each Party in the amount of $1,000,000 per accident.

10.8. Limitations on Liability. EXCEPT FOR THEIR RESPECTIVE OBLIGATIONS UNDER SECTION 7 (CONFIDENTIALITY AND NON-SOLICIT), SECTION 10.2 (INDEMNIFICATION BY VIRTRA), AND SECTION 10.4 (INDEMNIFICATION BY MODERN ROUND), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY EXEMPLARY, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE OR WHETHER SUCH DAMAGES ARE REASONABLY FORESEEABLE. EXCEPT FOR VIRTRA’s OBLIGATIONS UNDER SECTION 7 (CONFIDENTIALITY AND NON-SOLICIT) OR SECTION 10.2 (INDEMNIFICATION BY VIRTRA), IN NO EVENT SHALL VIRTRA BE LIABLE FOR DAMAGES IN EXCESS OF THE SUM OF ALL ROYALTY PAYMENTS VIRTRA HAS RECEIVED FROM MODERN ROUND UNDER THE TERMS OF THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE THE CLAIM AROSE.

11.	Miscellaneous

11.1. Governing Law. This Agreement, the rights of the Parties and all claims arising under or in connection herewith, will be governed by and interpreted in accordance with the domestic substantive laws of the State of Arizona, without regard to any choice or conflict of law principles that would cause the application of the laws of any other jurisdiction.

11.2. Assignment. Neither this Agreement, nor any right or interest hereunder, will be assignable by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign their respective rights and obligations hereunder to an Affiliate or to a third party that acquires all or substantially all of that Party’s assets or equity. This Agreement will be binding upon the permitted successors and assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 11.2 will be void.

11.3. Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

11.4. Force Majeure. The failure of either Party to timely perform any obligation under this Agreement (except for any obligations to make payments to the other Party hereunder) by reason of epidemic, earthquake, riot, civil commotion, fire, act of God, war, terrorist act, strike, flood, or governmental act or restriction, or other cause that is beyond the reasonable control of the respective Party, will not be deemed to be a material breach of this Agreement, but will be excused to the extent and for the duration of such cause, and the affected Party will provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities) and will use its commercially reasonable efforts to avoid or remove such cause, and will perform its obligation(s) with the utmost dispatch when the cause is removed. If the performance of any such obligation under this Agreement is delayed owing to such a force majeure for any continuous period of more than ninety (90) days, the Parties hereto will consult with respect to an equitable solution, including the possibility of the mutual termination of this Agreement.

11.5. 11.5 Notices.

(a) Except as expressly provided otherwise in Section 11.5(b), all notices and demands between the Parties, or any authorizations, approvals, or consents provided in connection with terms of this Agreement that expressly require such authorizations, approvals, or consents to be in writing, by one of the Parties hereto to the other will be in writing and (i) delivered by hand, (ii) sent by nationally recognized overnight delivery service, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been properly served to the addressee upon receipt of such written communication, in any event to the following addresses:

If to Modern Round:

Mr. Barry Monheit

Mr. Mitch Saltz

Modern Round, L.L.C.

7377 E. Doubletree Road

Suite 200

Scottsdale AZ 85258

with a copy to:

Greenberg Traurig, LLP

2375 E. Camelback Road

Suite 700

Phoenix , Arizona 85016

Attn: Robert Kant, Esq.

Email: kantr@gtlaw.com

If to VirTra:

7970 S. Kyrene Rd.

Tempe, AZ 85284

Attn: Bob Ferris, CEO

Email: bferris@virtra.com

with a copy to:

Snell & Wilmer L.L.P.

One Arizona Center

400 E. Van Buren

Phoenix, Arizona 85004-2202

Attn: Dan Mahoney, Esq.

Email: dmahoney@swlaw.com

(b) Notices or other communications by either Party to the other in the normal course of performing under this Agreement or routine operational communications, including, without limitation, invoicing, any communication relating to any requested changes to the Development Plan or Development Budget, or technical support issues (collectively, “Operations-Related Communication”) may be delivered and shall be deemed properly given and effective when (y) provided under any of the methods described in the Section 11.5(a), or (z) provided by e-mail if properly addressed to the receiving Party at the addresses provided in or pursuant to this Agreement and sent via the Internet as evidenced by the computer records or any archival copy thereof kept in the ordinary course of business by the sender, whichever method is first used by the sender for a particular Operations-Related Communication. Regarding any Operations-Related Communication, if sender sends it before 5:00 p.m. Phoenix, Arizona time on the receiving Party’s business day, it shall be deemed effective on the date sent by sender; otherwise it will deemed effective on the receiving Party’s next business day.

11.6. Dispute Resolution. Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, will be resolved as follows:

(a) Senior Management. Disputes will be submitted to escalating levels of Modern Round’s and VirTra’s senior management for review.

(b) Arbitration. If the senior management of the Parties are unable to resolve such dispute within a thirty (30) day period following such escalation, either Party may submit the matter to binding arbitration in accordance with this Section 11.6(b). Except as specified below, the arbitration will be conducted in accordance with the rules of, and under the auspices of, the American Arbitration Association (the “AAA”). The arbitration will be conducted by a single arbitrator with relevant technical expertise who is jointly selected by the Parties or, if the Parties cannot mutually agree, is selected by the AAA administrator and is not employed by and does not have a material financial relationship with, a Party or any of its Affiliates. The arbitration shall take place at a location that is jointly selected by the Parties or, if the Parties cannot mutually agree, is selected by such AAA administrator. This Agreement will remain in effect pending completion of the proceedings brought under this Section 11.6(b). Within ten (10) business days after the arbitrator is selected, each Party will submit to the arbitrator that Party’s proposed resolution of the dispute and justification therefor. All arbitration proceedings must be completed within thirty (30) days after the arbitration is convened. The Parties hereby agree that the arbitrator has authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrator deems reasonable and necessary with or without petition therefor by the Parties as well as the final ruling and judgment. Rulings will be issued by written order summarizing the arbitration proceedings. Any judgment or award by the arbitrator in any dispute will have the same force and effect as the final judgment of a court of competent jurisdiction. Nothing in this arbitration clause will prevent either Party from seeking a pre-award attachment of assets or injunctive relief to enforce its rights in intellectual property, confidentiality, or non-solicit obligations under this Agreement, or to enjoin any event that might cause irreparable injury, in a court of competent jurisdiction prior to an award on the merits by the arbitrator.

11.7. Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

11.8. Waiver. No provision of the Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

11.9. No Implied Waivers; Rights Cumulative. No failure on the part of Modern Round or VirTra to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, will impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor will any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

11.10. Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause or portion thereof had never been contained in this Agreement, and there will be deemed substituted therefore such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law.

11.11. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.12. No Strict Construction. This Agreement has been prepared jointly and will not be strictly construed against either Party. Additionally, each Party further acknowledges and agrees that they have had the opportunity to consult with counsel of their choosing regarding the terms and conditions of this Agreement and have either done so or freely elected not to do so.

11.13. No Third Party Beneficiaries. No Person other than the Parties and their respective Affiliates and permitted assignees hereunder will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

11.14. Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

11.15. Entire Agreement. This Agreement (including each Development Plan and Development Budget) constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof. In the event of any conflict between the terms of this Agreement and either a Development Plan or Development Budget, this Agreement shall control.

11.16. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile signature, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

VirTra Systems, Inc.		Modern Round, L.L.C.

By:	/s/ Bob Ferris	By:	Barry Monheit
Name:	Bob Ferris	Name:	Barry Monheit
Its:	CEO	Its:	CEO

Exhibit A

VirTra Warrant

[See attached]

Exhibit B

Modern Round Warrant

[See attached]

Exhibit C

Gander Mountain Locations

Location	Opening Date
Lake Mary, FL #350 3750 Flagg Lane Lake Mary, FL 32746	Feb. 8, 2011

La Crosse, WI #115 1200 Crossing Meadows Drive Onalaska, WI 54650	April 28, 2011

Lakeville, MN #483 16861 Kenyon Avenue Lakeville, MN 55044	Aug. 5, 2011

Madison, WI #113 6199 Metro Dr. De Forest, WI 53532	Aug. 12, 2011

Spring, TX #403 19302 Interstate 45 Spring, TX 77373	Sept. 30, 2011

Wichita, KS #370 605 S Wichita Street Wichita, KS 67202	Nov. 7, 2011

Exhibit D

Amended and Restated Operating Agreement

[See attached]

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Exhibit H

Scenarios

VirTra to list all licenses and obligations to third parties with respect to any Scenarios and VirTra Technology.

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